Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

—	Registration Statement (Form S-8 No. 333-143994) pertaining to the Agilysys, Inc. 2006 Stock Incentive Plan
—	Registration Statement (Forms S-8 No. 333-64164 and 33-106267) pertaining to the 2000 Stock Option Plan for Outside Directors and 2000 Stock Incentive Plan, as amended, of Agilysys, Inc.
—	Registration Statement (Form S-8 No. 333-07143) pertaining to the 1995 Stock Option Plan for Outside Directors of Agilysys, Inc.
—	Registration Statement (Forms S-8 No. 33-46008 and 33-53329) pertaining to the 1991 Incentive Stock Option Plan of Agilysys, Inc.
—	Registration Statement (Form S-8 No. 333-40750) pertaining to the Retirement Plan of Agilysys, Inc. of our reports dated December 15, 2008, with respect to the consolidated financial statements and schedule of Agilysys, Inc. and Subsidiaries, and the effectiveness of internal control over financial reporting of Agilysys, Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended March 31, 2008.

/s/  Ernst & Young LLP

Cleveland, Ohio
December 15, 2008